UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
 Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 18, 2015

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California	0-21296	95-3759463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA	92806-2101
(Address of principal executive offices)	(Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Explanatory Note
This Amendment No. 1 to the Current Report on Form 8-K of Pacific Sunwear of California, Inc., filed on March 24, 2015 (the “Original Filing”) is being filed to revise the Original Filing in its entirety to correct certain errors in the disclosure set forth under the caption “Fiscal 2015 Bonus Plan.” Unless otherwise indicated, the disclosures in this Amendment No. 1 continue to describe conditions as of the date of the Original Filing, and the disclosures contained therein have not been updated to reflect events, results, or developments that have occurred after the Original Filing, or to modify or update those disclosures affected by subsequent events.
Fiscal 2015 Bonus Plan
On March 18, 2015, the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) adopted the Company’s Fiscal 2015 Bonus Plan (the “Plan”). Under the Plan, participants (who range from corporate managers and other key contributors to the CEO) are eligible to receive cash bonuses equal to a percentage of their base salary. The amount of the bonus depends on a combination of: (i) the Company’s achievement of a pre-set “EBITDA” (earnings before interest, taxes, depreciation and amortization, but excluding one-time non-recurring charges) target (the “EBITDA Target”); and (ii) the participant’s individual performance. For participants in support functions (such as finance, legal and human resources, among others) that are senior vice presidents or vice presidents, the EBITDA Target component of the bonus is 75% and the individual performance component of the bonus is 25%. For other participants in support functions, the EBITDA Target component of the bonus is 70% and the individual performance component of the bonus is 30%. For participants in business driver functions (such as merchandise, design and product development, among others), the EBITDA Target and individual components generally are each 50%. Additionally, participants in business driver functions can earn up to 200% of their individual component if they exceed one or more of the metrics comprising such component.
Unless otherwise determined by the Compensation Committee, no bonus is achieved under the Plan unless the Company meets its budgeted EBITDA Target. If that EBITDA Target is achieved, the Plan will be 100% funded. If the Company achieves EBITDA equal to 150% of the EBITDA Target, the Plan will be 200% funded. The Compensation Committee of the Board has the authority under the Plan to, if circumstances so dictate, award discretionary bonuses to top performing participants even if the EBITDA Target is not achieved, award no bonuses under the Plan even if the EBITDA Target is achieved, modify the split between the EBITDA Target component and the individual performance component, and award bonuses in any form it determines (e.g., in the form of equity awards, retention bonuses, etc.).
Amounts which the executive officers of the Company are eligible to receive under the Plan are as follows:

Name/Title	Base Salary	Target Bonus Percentage	Target Bonus	Maximum Bonus Percentage	Maximum Bonus
Gary H. Schoenfeld President, Chief Executive Officer and Director	$1,050,000	125%	$1,312,500	250%	$2,625,000
Michael W. Kaplan Senior Vice President and Chief Financial Officer	$437,746	50%	$218,873	100%	$437,746
Alfred Chang Senior Vice President, Men's Merchandising	$420,000	50%	$210,000	100%	$420,000
Jon Brewer Senior Vice President, Product Development and Supply Chain	$418,692	50%	$209,346	100%	$418,692
Amber Tarshis Senior Vice President and Chief Marketing Officer	$400,000	50%	$200,000	100%	$400,000
Craig E. Gosselin Senior Vice President, General Counsel, Human Resources and Secretary	$393,917	50%	$196,959	100%	$393,917

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 9, 2015

PACIFIC SUNWEAR OF CALIFORNIA, INC.

/s/ CRAIG E. GOSSELIN
Craig E. Gosselin
Senior Vice President, General Counsel and Human Resources